EXHIBIT 10.11
INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made as of the ● day of ●, 2015
BETWEEN:
ENBRIDGE INC., a corporation continued under the Canada Business Corporations Act, with offices in the City of Calgary, Province of Alberta
(the “Corporation”)
- and -
●, an individual resident in ●
(the “Indemnified Party”)
WHEREAS:

A.	the Indemnified Party:

(i)	is or has been a director or officer of the Corporation; and/or

(ii)
is, has been or may be, at the request of the Corporation, a director, officer or person acting in a similar capacity (referred to in this Agreement as a director or officer) of another body corporate, partnership, trust, joint venture, unincorporated association or organization or other entity (a “Related Entity”);

B.
the Corporation acknowledges that the Indemnified Party, acting in the capacity of director or officer, is required to make decisions and take actions in furtherance of the business and affairs of the Corporation and/or, as applicable, the Related Entity(ies) which might have the result of attracting personal liability;

C.
it is in the best interests of the Corporation that it retain the continuing dedication of the Indemnified Party by indemnifying the Indemnified Party from losses, costs, damages, charges and expenses incurred or sustained by the Indemnified Party acting in the capacity of director or officer of the Corporation and/or, as applicable, the Related Entity(ies) to the full extent permitted by law; and

D.	the by-laws of the Corporation contemplate that the Indemnified Party shall be indemnified in certain circumstances;
NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the Corporation and the Indemnified Party covenant and agree as follows:

1.	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)	“Act” means the Canada Business Corporations Act, as amended from time to time;

(b)	“Agreement” means this Indemnification Agreement, as amended, modified, supplemented or amended and restated from time to time in accordance with the provisions hereof;

(c)
“Claim” means any civil, criminal, administrative, investigative or other action or proceeding in which the Indemnified Party is involved because of the Indemnified Party being or having been a director or officer of the Corporation or a Related Entity;

(d)
“Losses” means all costs, charges, expenses, losses, damages, fees (including, without limitation, legal (on a solicitor and his own client basis) or other professional or advisory fees, charges or disbursements), liabilities and amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities reasonably incurred by the Indemnified Party in respect of any Claim, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or in connection with any action to establish a right to indemnification under this Agreement;

(e)	“Parties” means the Corporation and the Indemnified Party, collectively, and “Party” means either of the Parties; and

(f)	“Taxes” means any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts or similar amounts, including any interest or penalties thereon.

2.	Agreement to Serve
The Indemnified Party agrees to act or to continue to act as a director and/or officer of the Corporation or, at the request of the Corporation, a director and/or officer of a Related Entity for so long as the Indemnified Party is duly elected or appointed or until such time as the Indemnified Party ceases to be a director and /or officer at the request of the Corporation or by resignation in writing or otherwise.

3.	Indemnity

(a)
Subject to the limitations contained in the Act, but without limit to the right of the Corporation to indemnify as provided in the Act, the Corporation shall indemnify and save harmless the Indemnified Party and his or her heirs and legal representatives against all Losses reasonably incurred by the Indemnified Party in respect of any Claim if:

(i)	the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, the Related Entity; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that his or her conduct was lawful.

(b)	The termination of any Claim by judgment, order, settlement or conviction will not, of itself, create a presumption that:

(iii)	the Indemnified Party did not act honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, the Related Entity; or

(iv)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party did not have reasonable grounds for believing that his or her conduct was lawful.

4.	Indemnity as of Right
Notwithstanding any other provision of this Agreement, the Indemnified Party is entitled to an indemnity from the Corporation in respect of all Losses, if the Indemnified Party:

(a)	was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the Indemnified Party ought to have done; and

(b)	fulfills the conditions set out in subsections 3(a)(i) and (ii) hereof.

5.	Court Approval for Derivative Actions
The Corporation shall, at the Corporation’s expense, use its reasonable commercial efforts to obtain any required approval of a court under the Act to indemnify or advance moneys to the Indemnified Party in accordance with this Agreement in respect of any Claim by or on behalf of the Corporation or a Related Entity to procure a judgment in its favour, to which the Indemnified Party is made a party because of the Indemnified Party being or having been a director or officer of the Corporation or the Related Entity, against all Losses, if the Indemnified Party fulfils the conditions set out in subsections 3(a)(i) and (ii) hereof.

6.	Notification of Potential Claims
If the Indemnified Party becomes aware of any facts under which the Corporation may be required to indemnify the Indemnified Party pursuant to this Agreement (a “Potential Claim”), then the Indemnified Party shall give written notice to the Corporation, setting out in reasonable detail the facts relating to the Potential Claim. The notice must be delivered in a timely manner and addressed to the President & Chief Executive Officer of the Corporation, the Corporate Secretary of the Corporation and the Chair of the Governance Committee; provided that failure to give notice in a timely fashion shall not disentitle the Indemnified Party to any indemnity hereunder except to the extent that the Corporation suffers actual prejudice by reason of such failure. The Corporation shall give written notice to the Indemnified Party in a timely manner on being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Indemnified Party.

7.	Defence of Claims

The Corporation shall, on receipt of notice of any Claim, contest and defend against the Claim at its expense. In doing so, the Corporation shall take all such steps as may be necessary or proper to prevent the resolution thereof in a manner adverse to the Indemnified Party. Such steps may include the advance of moneys to the Indemnified Party in accordance with section 10 of this Agreement if the Indemnified Party is required to retain his or her own legal counsel or otherwise reasonably incurs third party costs, charges and expenses in respect of the Claim. The Indemnified Party will fully cooperate with the Corporation in taking all such steps, and consents to the taking of such steps by or on behalf of the Indemnified Party. If the Corporation does not in a timely manner undertake the contestation or defence of the Claim, then the Indemnified Party may do so on written notice to the Corporation and such contestation or defence shall be at the expense and risk of the Corporation.

8.	Settlement of Claims
No admission of liability shall be made by the Indemnified Party without the consent of the Corporation and the Corporation shall not be liable for any settlement of any Claim made without its written consent. The Corporation may enter into a settlement or other agreement to compromise a Claim which has given rise to a notice of a claim for indemnity hereunder and in respect of which the Corporation is required to indemnify the Indemnified Party where such settlement or compromise (i) includes an unconditional release of the Indemnified Party from any liabilities that are the subject matter of such Claim; and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of the Indemnified Party. Any other settlement or compromise shall require the written consent of the Indemnified Party, not to be unreasonably withheld.

9.	Conflict of Interest
Subject to the repayment by the Indemnified Party of all amounts advanced and/or paid by the Corporation if the Indemnified Party is subsequently found not to be entitled to be indemnified by the Corporation, the Indemnified Party shall have the right to engage and retain independent counsel to act on the Indemnified Party’s behalf in respect of any matter for which written notice has been given pursuant to section 7 of this Agreement where it has been established to the reasonable satisfaction of the Corporation, including a legal opinion if requested by the Corporation, that a conflict of interest exists between the Indemnified Party and the Corporation or the Related Entity. Except with the written consent of the Corporation, the Corporation shall not be liable for payment of more than one set of legal fees for the Indemnified Party in respect of any one Claim.

10.	Advance of Moneys

(a)
Subject to sections 5 and 7 of this Agreement, the Corporation may advance to the Indemnified Party sufficient funds for, or arrange to pay on behalf of or reimburse the Indemnified Party for any third party costs, charges or expenses reasonably incurred by the Indemnified Party in, investigating, defending, appealing, preparing for, providing evidence or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in connection with any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement under this Agreement, and such amounts shall be treated as a non-interest bearing advance or loan to the Indemnified Party.

(b)
If it is subsequently determined by a court in a final non-appealable judgment that the Indemnified Party is not entitled to be indemnified by the Corporation for any reason, the amounts advanced and paid by the Corporation shall be repaid without interest by the Indemnified Party to the Corporation promptly upon request.

11.	Insurance

(a)
The Corporation shall purchase and maintain, or cause to be purchased and maintained, both while the Indemnified Party remains a director or officer of the Corporation or a Related Entity and after the Indemnified Party ceases to be a director or officer of the Corporation or a Related Entity, insurance for the benefit of the Indemnified Party against liability incurred by the Indemnified Party:

(i)	in the Indemnified Party’s capacity as a director or officer of the Corporation; and/or, as applicable

(ii)	in the Indemnified Party’s capacity as a director or officer of a Related Entity.

(b)
Such insurance will contain customary terms and conditions and be in amounts as are available to the Corporation on reasonable commercial terms having regard to the nature and size of the business and operations of the Corporation and the Related Entities from time to time.

(c)
If any insurer asserts that the Indemnified Party is subject to a deductible under any insurance purchased and maintained by the Corporation for the benefit of the Indemnified Party, then the Corporation shall pay the deductible for and on behalf of the Indemnified Party.

(d)
If the Indemnified Party ceases to be a director or officer of the Corporation or a Related Entity for any reason, then the Corporation shall continue to purchase and maintain insurance for the benefit of the Indemnified Party on terms, subject to subsection 11(b) hereof, at least as favourable as the insurance that the Corporation:

(i)	purchased and maintained for the benefit of the Indemnified Party immediately before the Indemnified Party ceased to be a director or officer of the Corporation or the Related Entity; and

(ii)
purchases and maintains for the benefit of the directors and officers of the Corporation and Related Entities after the Indemnified Party ceases to be a director or officer of the Corporation or the Related Entity.

(e)	The indemnity provided by this Agreement is not limited to the amount of any such insurance.

12.	Income Tax
If any payment made to an Indemnified Party pursuant to this Agreement is deemed by any taxation authority in any jurisdiction to constitute a taxable benefit or to otherwise be or become subject to any Taxes, then the Corporation shall pay such additional amount as is necessary to ensure that the amount received by or on behalf of the Indemnified Party is, after the payment of or withholding for such Taxes, equal to the amount of the actual cost, charge or expense incurred by or on behalf of the Indemnified Party, such that this

Agreement will serve to fully indemnify the Indemnified Party against all liability for any and all such Taxes; provided, however, that any amount required to be paid with respect to such Taxes shall be payable by the Corporation only upon the Indemnified Party remitting or being legally required to remit any amount payable on account of such Taxes.

13.	Effective Date and Continuation
໿Notwithstanding the date of execution of this Agreement, its terms and provisions will be effective as of and from the date on which the Indemnified Party was first appointed or elected a director or officer of the Corporation or a Related Entity and will continue in force notwithstanding that the Indemnified Party ceases, for any reason, to be a director or officer of the Corporation or a Related Entity. This Agreement replaces any and all prior indemnity agreements between the Parties pertaining to the subject matter of this Agreement and, to the extent that any such prior indemnity agreement has not been terminated or superseded prior to the date hereof, the Parties agree that such indemnity agreement is hereby terminated effective upon the execution of this Agreement.

14.	Entire Agreement; Rights Not Exclusive

(a)
This Agreement constitutes the entire agreement between the Parties and sets out all covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties with respect to the subject matter of this Agreement. Subject to subsection 14(c) hereof, there are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

(b)
The rights of the Indemnified Party under this Agreement are cumulative and shall not be construed as restricting or excluding any other rights or indemnities to which the Indemnified Party may be entitled under any statute, the articles, by-laws or other constating documents of the Corporation or a Related Entity, any applicable policy of insurance, guarantee or third-party indemnity, any agreement or vote of shareholders or disinterested directors of the Corporation or a Related Entity or otherwise, both as to matters arising out of the Indemnified Party’s capacity as a director or officer of the Corporation or Related Entity, or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation.

(c)
Notwithstanding section 16 hereof, this Agreement shall be deemed to be amended to the extent that any other indemnity agreement entered into between the Corporation and any director or officer of the Corporation or of a Related Entity contains any terms or conditions in favour of such director or officer that have a broader scope or are more favourable to such director or officer than the terms and conditions in favour of the Indemnified Party contained in this Agreement, such amendment being deemed to take effect, and such broader or more favourable terms and conditions being deemed to form a part of this Agreement, as of and concurrently with the effective date of such other indemnity agreement, without any further action on the part of either Party.

15.	Benefit of Agreement; No Assignment
This Agreement and the benefit and obligation of all covenants herein contained will be binding upon and enure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns. Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party.

16.	Amendments and Waivers
No supplement, modification, amendment, waiver or termination of this Agreement, and, unless otherwise specified, no consent or approval by either Party, shall be binding unless executed in writing by the Party to be bound thereby.

17.	Severability
If any part of this Agreement or the application of such part to any Party or circumstance is, to any extent, found to be invalid or unenforceable, then the remainder of this Agreement, or the application of such part to any other Party or circumstance, will not be affected thereby and each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

18.	Notices
Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery) or if transmitted by facsimile:

(a)	In the case of a Notice to the Indemnified Party at:
[insert address and postal code]
[insert fax number]

(b)	In the case of a Notice to the Corporation at:
Enbridge Inc.
200, 425-1st Street S.W.
Calgary, AB T2P 3L8
Attention: Corporate Secretary
Fax: 403-231-5929
Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a business day prior to 5:00 p.m. local time at the place of delivery or receipt. If, however, the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a business day, the Notice shall be deemed to have been given and received on the next business day.

Either Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this section 18.

19.	Further Assurances
The Corporation and the Indemnified Party shall, with reasonable diligence, and in a timely manner, do all things and execute and deliver all such further documents or instruments as may be necessary or advisable for the purpose of assuring and conferring on the Indemnified Party the rights created or intended by this Agreement, and giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement or evidencing any loan or advance made pursuant to section 10 hereof.

20.	Governing Law
This Agreement will be governed and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and the Corporation and the Indemnified Party attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta in respect of any court action arising hereunder.

21.	Language
The Parties hereto have expressly requested that this Agreement, any notices or other documents to be given under such Agreement and other documents related thereto be drawn up in the English language.

22.	Execution in Counterparts
This Agreement may be executed by the Parties in counterparts and may be delivered by facsimile or electronic transmission and all such counterparts together shall constitute one and the same agreement.
IN WITNESS WHEREOF the Corporation and the Indemnified Party have duly executed this Agreement as of the date first above mentioned.

ENBRIDGE INC.
By:

By:

Witness	[INSERT FULL NAME OF INDEMNIFIED PARTY]
Print Name of Witness